UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 3, 2014

Date of Report

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2014, Avery Dennison Corporation, a Delaware corporation (the “Company”), entered into a $700 million Third Amended and Restated Credit Agreement (the “Credit Agreement”), with a syndicate of lenders party thereto, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as documentation agent. The Credit Agreement amends and restates the Company’s Second Amended and Restated Credit Agreement dated as of December 22, 2011.

Under the Credit Agreement, the Company may borrow up to an aggregate of $700 million in revolving loans (the “Loans”). The commitments under the Credit Agreement may be increased by up to $325 million in the aggregate upon the Company’s request at the discretion of the lenders and subject to certain customary requirements. The maturity date is October 3, 2019; however, the Company may request that the commitments be extended for one-year periods under certain circumstances as set forth in the Credit Agreement.

Loans outstanding under the Credit Agreement bear interest, at the Company’s option, at the base rate or the Eurocurrency rate, in each case plus an applicable per annum margin. The applicable per annum margin is determined based on the Company’s debt ratings in accordance with a pricing grid, with the per annum margin for base rate borrowings ranging from 0.00% to 0.700% and the per annum margin for Eurocurrency rate borrowings ranging from 0.910% to 1.700%. The terms “base rate” and “Eurocurrency rate” have meanings customary for financings of this type. Fees payable for the revolving commitments under the Credit Agreement, whether used or unused, are also determined based on the Company’s debt ratings in accordance with a pricing grid, with the per annum percentage ranging from 0.090% to 0.300%.

The Loans may, at the Company’s option, be prepaid in whole or in part without premium or penalty (subject to breakage costs for Eurocurrency rate loans) and the Company may reduce or terminate the commitments of the lenders to make the Loans.

The Credit Agreement contains customary affirmative and negative covenants, including limitations on mergers, asset sales, liens, investments, contingent obligations and subsidiary indebtedness. In addition, the Credit Agreement requires the Company to maintain a maximum leverage ratio (calculated as a ratio of consolidated debt to consolidated EBITDA) of not more than 3.50 to 1.00 and a minimum interest coverage ratio (calculated as a ratio of consolidated earnings before interest and taxes to consolidated interest expense) of not less than 3.00 to 1.00.

The summary of the Credit Agreement contained herein is qualified in its entirety by reference to the terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Section 2—Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1

Third Amended and Restated Credit Agreement, dated as of October 3, 2014, by and among Avery Dennison Corporation, as the borrower, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as documentation agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: October 3, 2014
	By:	/s/ Mitchell R. Butier
		Name:	Mitchell R. Butier
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1

Third Amended and Restated Credit Agreement, dated as of October 3, 2014, by and among Avery Dennison Corporation, as the borrower, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as documentation agent, and the other lenders party thereto.